UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2004

Internet America, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dallas Center

350 N. St. Paul Street

Suite 3000

Dallas, Texas 75201

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (214) 861-2500

Not applicable

(Former name or former address, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE.

On April 23, 2004, Internet America, Inc. (“Internet America”) announced in a press release (the “Press Release”) that Internet America has appointed Justin McClure and Troy LeMaile-Stovall to the Board of Directors. Internet America also announced today that it has agreed to dismiss a lawsuit recently filed by Internet America and originally styled Internet America, Inc. v. Gary Corona. Pursuant to a settlement agreement, Internet America has agreed to pay Mr. Corona $212,500 over the next year, and Mr. Corona has agreed to resign as a director of Internet America effective immediately.

The foregoing is qualified by reference to the Press Release which is furnished as an exhibit to this report and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET AMERICA, INC.

By:	/s/ William E. Ladin, Jr.

William E. Ladin, Jr. President and Chief Executive Officer

Date: April 23, 2004

INDEX TO EXHIBITS

Item Number	Exhibit

99.1	Press Release dated April 23, 2004 announcing the appointment of new directors, the acceptance of the resignation of a director and the resolution of a lawsuit.